UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Nuveen Georgia Dividend Advantage Municipal Fund 2

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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NUVEEN CLOSED END FUNDS

IMPORTANT NOTICE:

ANNUAL MEETING OF SHAREHOLDERS ADJOURNED UNTIL JANUARY 31, 2012

MAKE SURE YOUR VOICE AS A SHAREHOLDER IS HEARD BY VOTING YOUR SHARES

AS SOON AS POSSIBLE.

Dear Shareholder:

We need your help! We recently sent you proxy materials concerning important proposals affecting your fund(s), which were considered at the Annual Shareholders Meeting held on Friday, December 16, 2011. The meeting has been adjourned in order to allow more time for shareholders to cast their votes. The meeting will reconvene on January 31, 2012 at 2:00 p.m., Central time at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, IL. This letter was sent because you held shares in one or more of the funds on the record date and we have not received your vote.

PROPOSALS HAVE THE SUPPORT OF A NATIONALLY-RECOGNIZED PROXY ADVISORY FIRM.

Because over time Nuveen closed-end funds have seen increased institutional share ownership, the funds sought and received the support of ISS Governance Services Inc. (ISS). ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country. ISS recommends that its clients vote “FOR” each of the proposals contained in the proxy.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS AVOID UNNECESSARY COMMUNICATIONS WITH SHAREHOLDERS AND ELIMINATES PHONE CALLS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s), then return them in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposals that you and other shareholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, each fund’s proxy solicitor, toll free at 1-866-963-5818.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

IMPORTANT PROXY VOTE UPDATE

WE HAVE NOT RECEIVED YOUR VOTE REGARDING IMPORTANT PROXY

PROPOSALS THAT COULD BENEFIT YOUR INVESTMENT IN ONE OR MORE OF THE FOLLOWING MUNIFUND TERM PREFERRED (“MTP”) SHARES:

•	NUVEEN GEORGIA PREMIUM INCOME MUNICIPAL FUND (NPG PrC)

•	NUVEEN GEORGIA DIVIDEND ADVANTAGE MUNICIPAL FUND (NZX PrC)

•	NUVEEN GEORGIA DIVIDEND ADVANTAGE MUNICIPAL FUND 2 (NKG PrC)

As an MTP shareholder, your vote matters! Because not enough shareholders have voted, the Annual Shareholders Meeting to consider these proposals -- held on Friday, December 16 – has been adjourned, in order to allow more time for shareholders to cast their votes. The meeting will reconvene on January 31, 2012 at 2:00 p.m. Central Time at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, IL.

** YOUR VOTE IS VERY IMPORTANT! **

** PLEASE VOTE YOUR SHARES AS SOON AS POSSIBLE SO

THAT YOUR VOICE AS AN MTP SHAREHOLDER IS HEARD **

** BY VOTING NOW, YOU HELP US AVOID COSTLY PHONE CALLS AND EXTRA

WRITTEN/EMAIL COMMUNICATIONS TO MTP SHAREHOLDERS LIKE YOURSELF. **

TO VOTE YOUR MUNIFUND TERM PREFERRED (“MTP”) SHARES, YOU MAY:

1.	VOTE ONLINE - Access the website listed on the enclosed proxy card(s). Please keep your proxy card handy to access your control number (located in the box). Follow the on-screen instructions.

2.	VOTE BY PHONE – Call the toll-free number listed on the enclosed proxy card(s). Please keep your proxy card handy to access your control number (located in the box). Follow the recorded instructions.

3.	VOTE BY MAIL – Complete, sign and date the enclosed proxy card(s). Please return them in the enclosed postage paid envelope.

Please read carefully the proxy materials regarding the proposals that you and other shareholders are being asked to consider. Please vote your MUNIFUND TERM PREFERRED (“MTP”) SHARES as soon as possible.

If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, each fund’s proxy solicitor, toll free at 1-866-963-5818.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.